Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-254551) and the Registration Statement on Form S-3 (No. 333- 262348), of Reviva Pharmaceuticals Holdings, Inc. of our report dated March 15, 2022 relating to the consolidated financial statements which appears in this Form 10-K for the year ended December 31, 2021.

/s/ArmaninoLLP San Ramon, California

March 15, 2022